EXHIBIT 23.2

CONSENT OF
BROWN ARMSTRONG PAULDEN McCOWN STARBUCK AND KEETER
ACCOUNTANCY CORPORATION

October 10, 2006

We consent to the incorporation by reference in this Form SB-2 Registration Statement of Foothill Resources, Inc. of our report dated March 21, 2006 on the audited financial statements of Brasada Resources, LLC, for the period from inception on December 29, 2005 through December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK & KEETER
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong